UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2016

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On May 9, 2016, Scientific Energy, Inc. (the “Company”) received a letter from Dominic K.F. Chan & Co, independent registered public accounting firm of the Company, informing that DCAW (CPA) Ltd (“DCAW”) has succeeded from Dominic K.F. Chan & Co., the license to audit U.S. public company regulated by PCAOB, effective from May 1, 2016.  The principals and staff of DCAW (CPA) Ltd. are the same auditors and staff who were engaged on the audit of the Company while at Dominic K.F. Chan & Co.

The reports of Dominic K. F. Chan & Co. on the Company’s financial statements as of and for the years ended December 31, 2015 and December 31, 2014, contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle, except for a going concern uncertainty modification for 2015 and 2014.

During the recent fiscal years ending ended December 31, 2015 and December 31, 2014 and the subsequent period through March 31, 2016, there have been no (i) disagreements with Dominic K.F. Chan & Co., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Dominic K.F. Chan & Co, satisfaction, would have caused Dominic K.F. Chan & Co., to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Dominic K.F. Chan & Co. (now DCAW) with a copy of the above disclosures and requested that Dominic K.F. Chan & Co. (now DCAW) furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Dominic K.F. Chan & Co (now DCAW)’s letter, dated May 10, 2016 is filed as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16

Letter of Dominic K.F. Chan & Co. (now DCAW) dated May 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

	By:	/s/ Stanley Chan
Stanley Chan
President and Chief Executive Officer
Date: May 10, 2016